UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

Current Report
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2021

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina	1-11986 333-03526-01	56-1815473 56-1822494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408
(Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408
(Address of Principal Executive Offices, including Zip Code)
(336)
292-3010
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 5, 2021, Tanger Factory Outlet Centers, Inc. (the “Company”), and its operating partnership, Tanger Properties Limited Partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., pursuant to which the Operating Partnership agreed to sell $400.0 million aggregate principal amount of 2.750% senior notes due 2031 (the “Notes”). The Notes were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to a shelf registration statement on Form
S-3.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are included with this report:

Exhibit 1.1	Underwriting Agreement, dated August 5, 2021, by and among Tanger Factory Outlet Centers, Inc., Tanger Properties Limited Partnership, Wells Fargo Securities, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc.

Exhibit 104	Cover Page Interactive File (the cover page tags are embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: August 6, 2021

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/ James F. Williams
James F. Williams
Executive Vice President, Chief Financial Officer and Treasurer

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	TANGER GP TRUST, its sole general partner

By:	/s/ James F. Williams
James F. Williams
Vice President and Treasurer